Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, David H. Taylor, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2014 of Lorillard, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 21, 2015

By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer